UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/16/2008

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31719

DE	134204626
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

200 Oceangate, Suite 100
Long Beach, CA 90802
(Address of principal executive offices, including zip code)

562 435 3666
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

Molina Healthcare of Ohio, Inc., the Company's health plan subsidiary operating in the State of Ohio, has been informed by the Ohio Department of Job and Family Services (ODJFS) that the rates to be paid by ODJFS under the parties' Covered Families and Children (CFC) program contract and their Aged, Blind or Disabled (ABD) program contract will be revised for the contract period from July 1, 2008 through December 31, 2008. Based on the current membership mix of its Ohio health plan, the Company estimates that its blended per member per month revenue earned under the amended CFC program contract will increase by approximately 5%, and that its blended per member per month revenue earned under its ABD program contract will increase by approximately 3 1/2%. The Company anticipates that the revised rates will increase the income before taxes of its Ohio health plan by approximately $500,000 per month for the second half of 2008. As of March 31, 2008, there were approximately 125,000 CFC Medicaid members and approximately 15,000 ABD Medicaid members served by Molina Healthcare of Ohio. Revenues from Molina Healthcare of Ohio represented approximately 17% of the Company's consolidated premium revenues through the first three months of the 2008 fiscal year.

In addition, Mercy CarePlus, the Company's health plan subsidiary operating in the State of Missouri, has entered into a contract amendment with the state which revises, effective as of July 1, 2008, the current rates paid to Mercy CarePlus under its MC+ Managed Care program contract. The term of the contract extends through June 30, 2009. The revised rates include, among other things, the addition of a delivery case rate, and the reduction of rates paid for medical services provided to women of ages 14 to 44. The Company believes that the overall effect of the rate revisions will be to increase Mercy CarePlus' blended per member per month revenue by approximately 6%. The Company is currently analyzing the potential impact of these rate revisions upon the anticipated results of operations of its Missouri health plan for the second half of 2008. The full-year 2008 earnings guidance issued by the Company on January 22, 2008, as revised on April 29, 2008, assumed a rate increase of 3% for the Missouri health plan for the second half of 2008. As of March 31, 2008, there were approximately 76,000 Medicaid members served by Mercy CarePlus. Revenues from Mercy CarePlus represented approximately 7% of the Company's consolidated premium revenues through the first three months of the 2008 fiscal year.

Note: The information in this Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This report contains "forward-looking statements" identified by words such as "anticipates," "believes," "estimates," "expects," and similar words and expressions. In addition, any statements that explicitly or implicitly refer to earnings guidance, earnings projections, or their underlying assumptions, are forward-looking statements. All of our forward-looking statements are based on our current expectations and assumptions which are subject to numerous risk factors that could cause the actual results to differ materially. Such risk factors include, without limitation, risks related to the final execution of the CFC and ABD provider agreements with ODJFS, higher than anticipated medical costs at the Company's Ohio or Missouri health plans, a membership mix at the Company's Ohio or Missouri health plans that varies materially from historical trends, or a birth rate at the Missouri health plan that varies materially from historical trends. Information concerning additional risk factors that could cause actual results to differ materially is contained in the Company's latest Form 10-K annual report, its Form 10-Q quarterly reports, and the Company's other reports and filings with the Securities and Exchange Commission and available for viewing on its website at www.sec.gov. All forward-looking statements contained herein represent the Company's judgment as of June 16, 2008. We disclaim any obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: June 16, 2008	By:	/s/ Mark L. Andrews
Mark L. Andrews
Chief Legal Officer and Corporate Secretary